Exhibit 10.4

ARISTA PLACE

555 Eldorado Blvd., Suite 200

Broomfield, CO 80021

p. 303.460.8800

f. 303.280.5155

May 16, 2013

Mr. Pat Wheeler

ARCA Biopharma

8001 Arista Place

Broomfield, CO 80021

Dear Pat:

RE:	THREE-MONTH EXTENSION

Arista Place, LLC (Landlord) agrees to a continuation of the Term of your lease for an additional three (3) month period.  The financial terms presently applied to the ARCA (Tenant) lease obligations will remain the same during this additional three (3) month term.

The end of your Term will now be September 30, 2013.  Your Rate and CAM charges will continue as is and the Landlord will continue to bill this monthly.

If the above is satisfactory to you and ARCA, please sign, date, and witness below.

Sincerely,

/s/ Timothy D. Wiens

Timothy D. Wiens

Manager

AGREED & ACCEPTED:

ARCA Biopharma

/s/ Michael Bristow	/s/ Pat Wheeler
Witness	Pat Wheeler, CFO